                                                                    EXHIBIT 99.1





                       Consolidated Financial Statements

                         Gateway Healthcare Corporation
                                 and Subsidiary

                        (a majority-owned subsidiary of
                            North American Fund II)

             Years ended December 31, 1995 and 1994, and the nine
                           months (unaudited) ended
                          September 30, 1996 and 1995
                      with Report of Independent Auditors

                 Gateway Healthcare Corporation and Subsidiary

                       Consolidated Financial Statements

                 Years ended December 31, 1995 and 1994 and the nine months (unaudited) ended September 30, 1996 and 1995




                                    CONTENTS


Report of Independent Auditors  . . . . . . . . . . . .. . . . . . . . . . 1

Consolidated Financial Statements

Consolidated Balance Sheets . . . . . . . . . . . . . .. . . . . . . . . . 2
Consolidated Statements of Operations . . . . . . . . .. . . . . . . . . . 4
Consolidated Statements of Stockholder's Equity . . . .. . . . . . . . . . 5
Consolidated Statements of Cash Flows . . . . . . . . .. . . . . . . . . . 6
Notes to Consolidated Financial Statements  . . . . . .. . . . . . . . . . 7

                         Report of Independent Auditors

The Board of Directors
Gateway Healthcare Corporation

We have audited the accompanying consolidated balance sheets of Gateway Healthcare Corporation and subsidiary, a majority-owned subsidiary of North American Fund II, as of December 31, 1995 and 1994, and the related consolidated statements of operations, changes in stockholder's equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Gateway Healthcare Corporation and subsidiary as of December 31, 1995 and 1994, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.


                                                       /s/ KPMG Peat Marwick LLP


April 10, 1996

                 Gateway Healthcare Corporation and Subsidiary
            (a majority-owned subsidiary of North American Fund II)

                          Consolidated Balance Sheets
                    (in thousands, except share information)


                                                                  DECEMBER 31                       SEPTEMBER 30
                                                              1995            1994              1996            1995
                                                          --------------------------         ---------------------------
                                                                                                     (unaudited)
ASSETS (NOTE 4)
Current assets:
Cash and cash equivalents                                   $     210      $     160         $       32    $         9
Accounts receivable, less allowances for
doubtful accounts of $250 and $184
at December 31, 1995 and 1994 and $202
(unaudited) and $285 (unaudited) at
September 30, 1996 and 1995 (Note 10)                            9,392          4,455             11,443          7,742
Inventories                                                     5,351          3,170              5,809          4,788
Prepaid expenses                                                   89             47                 99            121
                                                            ------------------------         -------------------------
Total current assets                                           15,042          7,832             17,383         12,660

Property and equipment, net (Note 3)                            1,380            866              1,237          1,159

Intangible and other assets, at cost:
  Noncompete agreements                                           839            829                839            839
  Deferred charges                                                470            380                493            444
  Goodwill                                                      3,381          1,468              3,381          3,382
  Other intangible assets                                         309            266                273            299
                                                            ------------------------         -------------------------
                                                                4,999          2,943              4,986          4,964
  Accumulated amortization                                     (1,659)        (1,379)            (1,903)        (1,573)
                                                            ------------------------         -------------------------
                                                                3,340          1,564              3,083          3,391



                                                            ------------------------         -------------------------
Total assets                                                $  19,762      $  10,262         $   21,703    $    17,210
                                                            ========================         =========================

continued

                Gateway Healthcare Corporation and Subsidiary
           (a majority-owned subsidiary of North American Fund II)

                     Consolidated Balance Sheets, continued
                   (in thousands, except share information)


                                                                  DECEMBER 31                       SEPTEMBER 30
                                                              1995            1994              1996            1995
                                                            ------------------------           ------------------------
                                                                                                      (unaudited)
LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Bank overdraft                                              $ 1,404     $        -           $  1,008      $     587
  Accounts payable                                              4,153          2,194              4,777          3,952
  Note payable to bank (Note 5)                                 4,473              -              7,523          3,000
  Note payable to parent (Note 5)                               1,000            450              1,000          1,000
  Notes payable (Note 5)                                          408              -                 25            864
  Other accrued expenses                                          900            461                631            328
                                                              ----------------------            ----------------------
Total current liabilities                                      12,338          3,105             14,964          9,731

Long-term debt(Note 5)                                          3,192          3,210              3,176          3,202

Total liabilities                                              15,530          6,315             18,140         12,933

Stockholder's equity (Note 1):
Common stock, $0.01 par value. Authorized 10,000,000
shares, issued and outstanding 545,000 and 525,000
shares at December 31, 1995 and 1994 and 545,000
(unaudited) and 525,000 (unaudited) shares at September
30, 1996 and 1995                                                   5              5                  5              5

Convertible preferred stock, $117.69 par value, $10
liquidation value.  Authorized, issued and outstanding
13,000 shares (Note 5)                                            200            200                200            200
Additional paid-in capital                                      5,565          5,365              5,565          5,365
Accumulated deficit                                            (1,538)        (1,623)            (2,207)        (1,293)
                                                              ----------------------            ----------------------
Total stockholder's equity                                      4,232          3,947              3,563          4,277

Commitments and contingencies (Note 9
   and 11)
                                                              ----------------------            ----------------------
Total liabilities and stockholder's equity                    $19,762     $   10,262            $21,703      $  17,210
                                                              ======================            ======================

See accompanying notes to consolidated financial statements.

                Gateway Healthcare Corporation and Subsidiary
           (a majority-owned subsidiary of North American Fund II)

                    Consolidated Statements of Operations
                                (in thousands)


                                                        Year ended                    Nine months ended
                                                       December 31                       September 30
                                                   1995           1994               1996           1995
                                                -------------------------           -----------------------
                                                                                         (Unaudited)
  Net sales (Note 10)                             $47,737         $33,216            $52,979        $33,061
  Cost of goods sold                               37,724          26,436             42,390         26,238
                                                  -----------------------            ----------------------
  Gross profit                                     10,013           6,780             10,589          6,823
  Selling, general and administrative
  expenses                                          9,475           6,653             10,542          6,227
                                                  -----------------------            ----------------------
  Operating income                                    538             127                 47            596

  Interest expense                                   (527)           (488)              (742)          (333)
  Other income                                         74             107                 26             67
                                                  -----------------------            ----------------------
  Income (loss) before income taxes and
  extraordinary item                                   85            (254)              (669)           330
  Income taxes (Note 8)                                 -               -                  -              -
  Income (loss) before extraordinary item              85            (254)              (669)           330
                                                  -----------------------            ----------------------
  Extraordinary item-early
      extinguishment of long-term debt
  (Note 5)                                              -             544                  -              -
                                                  -----------------------            ----------------------
  Net income (loss)                               $    85         $   290            $  (669)       $   330
                                                  =======================            ======================



See accompanying notes to consolidated financial statements.

                 Gateway Healthcare Corporation and Subsidiary
            (a majority-owned subsidiary of North American Fund II)

                Consolidated Statements of Stockholder's Equity
                                 (in thousands)


                                                                     Convertible     Additional
                                                          Common      Preferred       Paid-in        Accumulated
                                                           Stock        Stock         Capital          Deficit         Total
                                                         --------------------------------------------------------------------
 Balance at December 31, 1993                            $   370         $    -         $3,450         $(1,913)        $1,907
   Issuance of common stock to parent                      1,550              -              -               -          1,550
   Equity reclassification due to reorganization
     transaction (Note 1)                                 (1,915)             -          1,915               -              -
   Issuance of preferred stock (Note 5)                        -            200              -               -            200
   Net income for the year ended December 31, 1994             -              -              -             290            290
                                                         --------------------------------------------------------------------
 Balance at December 31, 1994                                  5            200          5,365          (1,623)         3,947
   Issuance of common stock                                    -              -            200               -            200
   Net income for the year ended December 31, 1995             -              -              -              85             85
                                                         --------------------------------------------------------------------
 Balance at December 31, 1995                                  5            200          5,565          (1,538)         4,232
   Net loss for the nine months ended
     September 30, 1996 (unaudited)                            -              -              -            (669)          (669)
                                                         --------------------------------------------------------------------
 Balance at September 30, 1996 (unaudited)               $     5         $  200         $5,565         $(2,207)        $3,563
                                                         ====================================================================



See accompanying notes to consolidated financial statements.

                 Gateway Healthcare Corporation and Subsidiary
            (a majority-owned subsidiary of North American Fund II)

                      Consolidated Statement of Cash Flows

                                 (in thousands)


                                                                    YEAR ENDED                     NINE MONTHS ENDED
                                                                    DECEMBER 31                       SEPTEMBER 30
                                                                1995            1994              1996            1995
                                                                ----------------------         -------------------------
                                                                                                       (unaudited)
OPERATING ACTIVITIES
Net income (loss)                                               $   85         $   290          $   (669)       $    330
Adjustments to reconcile net income to net cash used in
operating activities,net of effects of acquisition:
    Extraordinary item - early extinguishment of long-
      term debt                                                      -            (544)                -               -
    Depreciation                                                   268             221               300             187
    Amortization of intangible assets                              281             247               244             194
    Loss (gain) on sale of assets                                    2              (1)                -               -
    Accretion of discount on long-term debt                          -             242                 -               -
    Increase in accounts receivable                             (2,182)           (479)           (2,051)         (1,229)
    Increase in inventories                                       (804)           (536)             (458)           (692)
    Decrease (increase) in prepaid expenses and other
      intangible assets                                             16              (2)               26              (7)
    Increase (decrease) in bank overdraft                        1,404               -              (396)            587
    Increase in accounts payable                                   374             110               624             722
    Increase (decrease) in other accrued expenses                  187              76              (269)           (351)
                                                                ----------------------         -------------------------
Net cash used in operating activities                             (369)           (376)           (2,649)           (259)

INVESTING ACTIVITIES
Purchase of property and equipment                                (364)           (219)             (157)           (125)
Organization costs and other fees paid                             (90)             (8)              (23)            (64)
Cash paid for acquisitions (Note 4)                             (3,125)         (1,813)                -          (2,502)
Proceeds from sale of equipment                                     17              11                 -               -
                                                                ----------------------         -------------------------
Net cash used in investing activities                           (3,562)         (2,029)             (180)         (2,691)

FINANCING ACTIVITIES
Proceeds from issuance of common stock                             200           1,550                 -               -
Proceeds from issuance of notes payable to bank                  4,473               -             3,050           3,000
Proceeds from issuance of demand notes to parent                 1,000             450                 -           1,000
Proceeds from notes payable                                          -               5                 -             481
Payments on demand notes to parent                                (450)              -                 -            (450)
Payments on notes payable to bank                               (1,223)              -              (383)         (1,224)
Principal payments on long-term debt                               (19)           (164)              (16)             (8)
                                                                ----------------------         -------------------------
Net cash provided by financing activities                        3,981           1,841             2,651           2,799

Net increase (decrease) in cash and cash equivalents                50            (564)             (178)           (151)
Cash and cash equivalents at beginning of year                     160             724               210             160
                                                                ----------------------         -------------------------
Cash and cash equivalents at end of period                      $  210         $   160          $     32        $      9
                                                                ======================          ========================

SUPPLEMENTAL CASH FLOW INFORMATION - INTEREST PAID              $  528         $   250          $    333        $    759
                                                                ======================          ========================


See accompanying notes to consolidated financial statements.

                 Gateway Healthcare Corporation and Subsidiary
           (a majority-owned subsidiary of North American Fund II)
                   Notes to Consolidated Financial Statements
                      (in thousands, except share amounts)

                          December 31, 1995 and 1994


1.  DESCRIPTION OF BUSINESS

Gateway Healthcare Corporation (Gateway) is a medical and surgical supply distributor with operations in Virginia, North Carolina, Indiana, New Hampshire and Pennsylvania. Gateway is a wholly-owned subsidiary of North American Fund II, a venture capital fund.

Effective December 28, 1994, Gateway Holdings, Inc., the former parent of Gateway underwent certain reorganization transactions as follow: (1) Gateway Healthcare Corporation amended and restated its articles of incorporation to authorize 10,000,000 shares of common stock and reduce the par value of common stock to $.01 per share; (2) Gateway Healthcare Corporation amended and restated its articles of incorporation to authorize 200,000 shares of preferred stock; and (3) Gateway Holdings, Inc. merged into Gateway Healthcare Corporation, its wholly-owned subsidiary and thereby transferred all of its assets and liabilities.

Subsequent to the reorganization transactions, the consolidated assets, liabilities and operations of Gateway Healthcare Corporation are essentially those of Gateway Holdings, Inc. Accordingly, the accompanying consolidated financial statements present the historical financial position and results of operations of Gateway Healthcare Corporation, formerly known as Gateway Holdings, Inc.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the financial statements of Gateway Healthcare Corporation, its wholly- owned subsidiary, TotalMed Leasing & Sales Corporation and its divisions, Medical Surgical Center, Commonwealth Medical Supply, Carolina Surgical Supply and Dominion Medical Supply. All significant intercompany transactions have been eliminated in consolidation.

CASH EQUIVALENTS

For purposes of the statement of cash flows, the Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

                Gateway Healthcare Corporation and Subsidiary
           (a majority-owned subsidiary of North American Fund II)
            Notes to Consolidated Financial Statements (continued)
                     (in thousands, except share amounts)


2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INVENTORIES

Inventories of medical and surgical supplies held for resale are stated at the lower of cost or market. Cost is determined using the first-in, first-out method.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Depreciation of property and equipment is calculated on the straight-line method over the estimated useful lives of the assets, which range from 3 to 31.5 years.

INTANGIBLE AND OTHER ASSETS

Non-Compete agreements are amortized over the related non-compete periods which range from 2 to 5 years.

Deferred charges consist principally of loan fees, professional fees and other direct costs of acquiring the net assets of the acquired companies. Loan fees and related costs are amortized on a straight-line basis over the life of the related loans. Other fees are amortized on the straight-line method over a five-year period.

Goodwill represents the excess of the cost of the purchased business over the fair value of the net assets at the date of acquisition and is being amortized on the straight-line method over periods ranging from 15 to 40 years.

Other intangible assets represent the value of operating leases acquired at less than market value. The differential is being amortized over the term of the leases.

DISCOUNT ON LONG-TERM DEBT

The discount on long-term debt was being amortized on the interest method over the life of the debt.

                Gateway Healthcare Corporation and Subsidiary
           (a majority-owned subsidiary of North American Fund II)
            Notes to Consolidated Financial Statements (continued)
                     (in thousands, except share amounts)


2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INCOME TAXES

Income taxes are accounted for in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". Under the asset and liability method of Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

USE OF ESTIMATES

Management has made estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these consolidated financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

3.  PROPERTY AND EQUIPMENT

The major classes of property and equipment are as follows:

                                                DECEMBER 31                      SEPTEMBER 30
                                              1995          1994              1996           1995
                                           -----------------------         -------------------------
                                                                                  (unaudited)
Land                                       $     14        $    14          $     14        $     14
Buildings and improvements                      248            147               248             248
Equipment and fixtures                        1,741            955             1,880           1,361
Trucks and autos                                230            215               248             242
Rental equipment                                 26             26                26              26
                                           -----------------------          ------------------------
                                              2,259          1,357             2,416           1,891
Less accumulated depreciation                   879            491             1,179             732
                                           -----------------------          ------------------------
                                           $  1,380        $   866          $  1,237        $  1,159
                                           =======================          ========================

                Gateway Healthcare Corporation and Subsidiary
           (a majority-owned subsidiary of North American Fund II)
            Notes to Consolidated Financial Statements (continued)
                     (in thousands, except share amounts)


4.  ACQUISITIONS

On June 30, 1995, Gateway acquired, TotalMed Leasing & Sales Corp. (TotalMed), a New Hampshire based medical equipment and supply company. The acquisition was accounted for by the purchase method of accounting and accordingly, the purchase price was allocated to the assets acquired and liabilities assumed based on their fair values at the date of the acquisition. The excess of the purchase price over fair value of net assets acquired was recorded as goodwill. Gateway obtained a bank note payable to fund the purchase of TotalMed. The results of operations from June 30, 1995 to December 31, 1995 of TotalMed have been included in the financial statements of Gateway.

On November 6, 1995, Gateway acquired Pointsource, Inc. (Pointsource) a Massachusetts based medical supply company. The acquisition was accounted for by the purchase method of accounting and accordingly, the purchase price was allocated to the assets acquired and liabilities assumed based on their fair values at the date of the acquisition. No goodwill was acquired. The results of operations from November 1, 1995 to December 31, 1995 of Pointsource have been included in the financial statements of Gateway.

On April 8, 1994, Gateway acquired Dominion Medical Supply, a Richmond, Virginia based medical supply company. The acquisition was accounted for by the purchase method of accounting and accordingly, the purchase price was allocated to the assets acquired and liabilities assumed based on their fair values at the date of the acquisition. The excess of the purchase price over fair value of net assets acquired was recorded as goodwill. Gateway issued additional common stock to North American Fund II in a cash for stock transaction to fund the purchase of Dominion Medical Supply and provide working capital to Gateway. The results of operations from April 1, 1994 to December 31, 1994 of Dominion Medical have been included in the financial statements of Gateway.

                Gateway Healthcare Corporation and Subsidiary
           (a majority-owned subsidiary of North American Fund II)
            Notes to Consolidated Financial Statements (continued)
                      (in thousands, except share amounts)


4.  ACQUISITIONS (CONTINUED)

A summary of the fair value of assets acquired and liabilities assumed follows:

                                                                 1995           1994
                               TOTALMED      POINTSOURCE         TOTAL        DOMINION
                                -------------------------------------------------------
Accounts receivable             $ 2,058          $ 697          $ 2,755         $   678
Inventories                         926            452            1,378             395
Prepaids                             56              1               57               3
Property and equipment              355             82              437             119
Other assets                         44              -               44               -
Noncompete agreements                10              -               10              10
Goodwill                          1,914              -            1,914             993
Accounts payable                 (1,036)          (549)          (1,585)              -
Accrued expenses                   (218)           (35)            (253)           (385)
Notes payable to bank            (1,224)             -           (1,224)              -
                                -------------------------------------------------------
Fair value of assets acquired     2,885            648            3,533           1,813
Less holdbacks and additional
amounts payable to seller           383             25              408               -
                                -------------------------------------------------------
Cash paid                       $ 2,502          $ 623          $ 3,125         $ 1,813
                                =======================================================

5.  DEBT

NOTES PAYABLE

                                      DECEMBER 31                   SEPTEMBER 30
                                    1995          1994            1996            1995
                                  -----------------------------------------------------
                                                                      (Unaudited)
Note payable to bank               $4,473       $      -         $7,523          $3,000
Notes payable to parent             1,000            450          1,000           1,000
Notes payable                         408              -             25             864
                                   ----------------------------------------------------
Total notes payable                $5,881        $   450         $8,548          $4,864
                                   ====================================================

                 Gateway Healthcare Corporation and Subsidiary
           (a majority-owned subsidiary of North American Fund II)
            Notes to Consolidated Financial Statements (continued)
                     (in thousands, except share amounts)


5.  DEBT (CONTINUED)

The note payable to bank represents the amount drawn on a $9,000 line of credit, due in full on June 30, 1996. The rate of interest on the note is prime plus .62. Subsequent to December 31, 1995, the line of credit was increased to $10,000 (unaudited) with interest at prime plus .58 due June 30, 1997.

The note payable to Gateway's parent, North American Fund II, is subordinated to notes payable to bank, due on demand and bears interest at the prime rate plus one percent.

The notes payable relate to amounts held back by Gateway in accordance with acquisition agreements as discussed in Note 4. The TotalMed note bears interest at 5% and both notes are expected to be repaid in full in 1996.

LONG-TERM DEBT

Long-term debt consisted of the following:

                                        DECEMBER 31                   SEPTEMBER 30
                                     1995           1994            1996           1995
                                    ----------------------------------------------------
                                                                       (unaudited)
 Subordinated secured debentures    $3,142          $3,142         $3,142         $3,142
 Notes payable                          50              68             34             60
                                    ----------------------------------------------------
 Long-term debt                     $3,192          $3,210         $3,176         $3,202
                                    ====================================================

In December 1994, the senior secured notes, subordinated debentures and senior subordinated debentures were exchanged for subordinated secured debentures in the amount of $3,142 bearing interest at 8.25% and with all principal due and payable in a single payment on September 1, 2001 and 13,000 shares of convertible preferred stock of Gateway with a par value of $1,530 valued at $200 at the time of exchange. The preferred stock does not pay dividends and has a liquidation value of $10 per share to acquire 10,000 shares of Gateway common stock and is convertible into 13,000 shares of Gateway common stock. The transaction was accounted for as a debt extinguishment with the resulting gain recorded as an extraordinary item in the amount of $544, due to the write-off of the discount on the previous debt that was exchanged. Detachable stock warrants to acquire 10,000 shares of Gateway common stock were also issued to replace the warrants held by the former holder of the senior debentures. These warrants are

                Gateway Healthcare Corporation and Subsidiary
           (a majority-owned subsidiary of North American Fund II)
            Notes to Consolidated Financial Statements (continued)
                     (in thousands, except share amounts)


5.  DEBT (CONTINUED)

convertible into 10,000 shares of Gateway common stock in exchange for cash or shares of preferred stock as set forth in a conversion schedule in the warrant agreement. The holder of the subordinated secured debenture also holds warrants to acquire 10,000 shares of Gateway common stock in exchange for $10 per share. The warrants were deemed to have no additional value as of December 31, 1995 and 1994 over what was attributed to them in 1991.

6.  FAIR VALUES OF FINANCIAL INSTRUMENTS

In 1995, Gateway adopted the provisions of FASB Statement No. 107, Disclosure about Fair Value of Financial Instruments, which defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between parties.

Cash and cash equivalents, accounts receivables and all current liabilities have carrying amounts which approximate fair value because of the short maturity of those instruments.

The fair value of Gateway's long-term debt is estimated to be $2,800 at December 31, 1995 based on current market rates for similar issues.

7. BENEFIT PLANS

Gateway has a defined contribution employee profit sharing plan in which substantially all employees are eligible to participate. Employees may make voluntary contributions up to the maximum allowed by ERISA. The Company matches approximately 60% of employee contributions on an amount not to exceed 6% of a contributing employees' total compensation. Gateway may also make a discretionary profit sharing plan contribution. Total profit sharing expense was approximately $115 and $76, respectively, for the years ended December 31, 1995 and 1994 and $109 (unaudited) and $81 (unaudited), respectively, for the nine months ended September 30, 1996 and 1995.

Gateway has a management stock option plan under which grants of stock options to acquire Gateway common stock are granted to certain key employees at the discretion of the Board of Directors. Gateway had outstanding under this plan stock options to acquire 61,688 and 53,813 shares of Gateway common stock at December 31, 1995 and 1994 and 60,375 (unaudited) and 56,438

                Gateway Healthcare Corporation and Subsidiary
           (a majority-owned subsidiary of North American Fund II)
            Notes to Consolidated Financial Statements (continued)
                     (in thousands, except share amounts)


7.  BENEFIT PLANS (CONTINUED)

(unaudited) shares of Gateway common stock at September 30, 1996 and 1995 at an exercise share price of $10 per share. The options, in general, vest over a five-year term period from date of employment.

8.  INCOME TAXES

At December 31, 1995 and 1994, Gateway had deferred tax assets of approximately $700 arising principally from net operating losses and additional inventory costs capitalized for tax purposes, and deferred tax liabilities of approximately $200 arising principally from amortization of other assets which differs from book amortization. The net deferred tax assets have been reduced to zero by valuation allowances.

Net operating losses of $326 were utilized at December 31, 1995 to reduce income tax expense to $0.

At December 31, 1995, Gateway has a net operating loss carryforward of approximately $1,200 available to offset any future income taxes. These carryforwards expire beginning December 31, 2005 through December 31, 2009.

9.  LEASES

The Company has several noncancellable operating leases, primarily for office facilities, that expire over the next five years. Rental expense for operating leases was approximately $540 and $280, respectively, for the years ended December 31, 1995 and 1994 and $734 (unaudited) and $359 (unaudited) for the nine months ended September 30, 1996 and 1995.

Future minimum lease payments under noncancellable operating leases (with initial or remaining lease terms in excess of one year) as of December 31, 1995 are as follows: 1996, $645; 1997, $567; 1998, $543; 1999, $268 and 2000, $79.





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
                Gateway Healthcare Corporation and Subsidiary
           (a majority-owned subsidiary of North American Fund II)
            Notes to Consolidated Financial Statements (continued)
                     (in thousands, except share amounts)


10.  SIGNIFICANT CUSTOMERS AND CREDIT CONCENTRATIONS

Sales to two major customers accounted for approximately 16% of net sales for the years ended December 31, 1995 and 1994 and 16% (unaudited) for the nine months ended September 30 ,1996 and 1995. Accounts receivables related to these customers were approximately 4% and 12%, respectively, of total accounts receivable at December 31, 1995 and 1994 and 12% (unaudited) at September 30, 1996 and 1995.

Gateway's customers consist primarily of nursing homes, physician clinics and other health care providers in the Midatlantic, New England, and the Midwest. Gateway grants credit to these customers on an unsecured basis during the normal course of business.

11.  COMMITMENTS AND CONTINGENCIES

During the normal course of business, Gateway negotiates various inventory purchase arrangements with suppliers. In the opinion of management, these purchase arrangements are not expected to result in operating losses to Gateway.





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